Exhibit 10.4

Execution Copy

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.  THE SECURITIES ISSUED UPON SUCH CONVERSION MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR EVIDENCE REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR SECURED PROMISSORY NOTE

Montvale, New Jersey
$____________	February __, 2009

FOR VALUE RECEIVED, Synvista Therapeutics, Inc., a Delaware corporation (the “Borrower”), located at 221 West Grand Avenue, Montvale, NJ 07645, hereby promises to pay to _______________________ (the “Lender”), located at ____________________________________________, or at such other place as the Lender may from time to time reasonably designate, the principal sum of ______________________ ($___________) (the “Principal Amount”) in lawful money of the United States, in immediately available funds, ON DEMAND, on or after ____, 2012 (the “Maturity Date”).

1.           Interest shall accrue at a rate per annum equal to one and one-quarter percent (1.25%) from the date hereof until maturity (whether by demand on or after the Maturity Date or by acceleration).  Such interest shall be payable in cash at maturity.  In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

2.           This Note is one of several notes (the “Notes”) in the aggregate principal amount of up to $______ and of like tenor issued by the Borrower to the Lender and others (together, the “Lenders”) pursuant to the terms of that certain Note Purchase Agreement, dated February __, 2009, as amended (the “Purchase Agreement”).  By acceptance of this Note, the Lender hereby agrees that each of the Notes issued pursuant to the Purchase Agreement shall rank equally and ratably without priority over one another, and the Borrower agrees that, except as expressly provided by the terms of the Notes, none of the Notes shall be paid, in whole or in part, unless an equivalent, pro rata payment is made with respect to all other Notes.

3.           As security for the payment, performance and observance of the obligations set forth in this Note, the Borrower has granted a security interest in its assets to the collateral agent named in, and pursuant to, that certain Security Agreement, dated _______, 2009 (the “Security Agreement”) and that certain Intellectual Property Security Agreement, dated _______, 2009 (the “IP Security Agreement” and together with the Security Agreement, the “Security Agreements”).  Borrower hereby acknowledges and agrees that the performance and observance of the obligations set forth in this Note by the Borrower shall be deemed to be “Obligations” for purposes of the Security Agreements.

4.           The Borrower may prepay the principal balance of this Note plus accrued but unpaid interest, without penalty, at any time prior to the Maturity Date, provided that (a) at the date of prepayment there is no Event of Default (as defined below) existing under this Note, and (b) following the prepayment, the Company will have a minimum cash balance of the greater of (i) one year of anticipated cash expenditures for the Company, as determined by the Company’s Board of Directors, or (ii) $7,500,000.

5.           If (a) the Borrower fails to make any payment under this Note; (b) the Borrower breaches any representation, warranty, covenant or agreement in the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement), (c) the Borrower fails to pay when due any Indebtedness (as defined in the Purchase Agreement) of the Borrower in an aggregate amount of One Hundred Thousand Dollars ($100,000) or greater at any one time; (d) a final judgment or judgments for the payment of money aggregating in excess of One Hundred Thousand Dollars ($100,000) are rendered against the Borrower and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; (e) the Borrower shall be dissolved, become insolvent (however defined or evidenced), make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer; (f) any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by the Borrower; or (g) any trustee or receiver is appointed for the Borrower or any property of the Borrower, a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced against the Borrower, which proceeding is not dismissed within thirty (30) days (each of the foregoing, an “Event of Default”), then and in any such event and at any time thereafter, the Lender may, at its option, declare all amounts owing under Section 11 of this Note to be due and payable, whereupon the maturity of the unpaid balance hereof shall be accelerated and the principal, together with all unpaid interest accrued thereon, shall forthwith become due and payable; provided, that, if any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, liquidation or dissolution law or statute now or hereinafter in effect (whether at law or in equity) is filed or commenced by the Borrower, all amounts owing under this Note shall be, without notice, declaration or any action by the Lender, accelerated, and immediately due and payable.

6.           The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of time of payment, release, surrender or substitution or security, or forbearance or other indulgence, without notice.

7.           No act, omission or delay by the Lender or course of dealing between the Lender and the Borrower shall constitute a waiver of the rights and remedies of the Lender hereunder.   No single or partial waiver by the Lender of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion.

8.         Unless otherwise provided herein or in the Purchase Agreement, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail, to Borrower or Lender, as the case may be, addressed to it at the respective address set forth on the first page of this Note and in the Purchase Agreement, or at such other address as shall be designated by Borrower or Lender, as the case may be, in a written notice to the other party complying as to delivery with the terms of this Section 8.  All such notices and other communications shall be deemed to have been given when (i) delivered by hand, (ii) sent by overnight courier, with receipt acknowledgment, or (iii) sent by certified mail, return receipt requested, postage prepaid.

9.           This Note shall be governed by and construed in accordance with the internal law of the State of New York (without giving effect to the conflict of laws principles thereof).  Any legal action or proceeding with respect to this Note shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

10.           No provision hereof shall be modified, altered or limited except by a written instrument expressly executed by the Borrower and Lenders holding a majority in principal amount of the then outstanding Notes.

11.           In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Note shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Note shall nevertheless remain in full force and effect.

12.           This Note and all obligations evidenced hereby shall be binding upon the heirs, executors, administrators, successors and assigns of the Borrower and shall, together with the rights and remedies of the Lender hereunder, inure to the benefit of the Lender, its successors, endorsees and permitted assigns.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly elected officer as of the date first set forth above.

SYNVISTA THERAPEUTICS, INC.

By:
Name:	Noah Berkowitz, M.D., Ph.D.
Title:	President and Chief Executive Officer